MODIFICATION, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Modification, Assignment and Assumption Agreement (this "Agreement") is entered into as of April 25, 2011 by and among FREEDOM HOLDING, INC., a Delaware corporation (the "Lender"), FLORIDA GAMING CENTERS, INC., a Florida corporation (the "Original Borrower"), and FLORIDA GAMING CORPORATION, a Delaware corporation (the "Borrower").

RECITALS

A.          The Lender made a loan (the "Original Loan") to the Original Borrower in the original principal amount of $1,322,573.73, as evidenced by that certain Promissory Note dated November 1, 2008, as extended by new Promissory Notes of the Original Borrower dated May 1, 2009, September 1, 2009 and September 1, 2010 (collectively, the "Original Note").  The Original Note and any other documents and certificates executed and delivered by the Original Borrower to the Lender in connection with the Original Loan are hereinafter referred to as the "Loan Documents".

B.           The Original Borrower and the Borrower are parties to that certain Credit Agreement dated as of April 25, 2011 (the "Credit Agreement") by and among the Original Borrower, the Borrower, the lenders party thereto (the “Senior Creditors”), and ABC Funding, LLC (the "Administrative Agent") whereby the Senior Creditors have agreed to make certain term loans to the Original Borrower pursuant to the terms and conditions set forth therein.  Each capitalized term not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

C.           To satisfy Section 4.01(x) of the Credit Agreement, the Original Borrower and the Borrower have requested that the Lender agree to the following:

(1)           release the Original Borrower from all rights, duties and obligations under the Original Note, including without limitation, as an obligor thereof;

(2)           accept the Borrower as the new borrower under the Original Note with all rights, duties and responsibilities of the Original Borrower under the Original Note;

(3)           extend the maturity date of the Original Note to be at least six (6) months after the Maturity Date of the Credit Agreement;

(4)           convert all interest payments under the Original Note to be paid-in-kind instead of in cash; and

(5)           subordinate its interest in the Original Note to the Obligations on the terms and conditions acceptable to the Administrative Agent, pursuant to the form of Subordination Agreement attached hereto as Exhibit A (the "Subordination Agreement").

D.          The parties have agreed to the foregoing changes pursuant the terms and conditions set forth herein.

AGREEMENTS

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Representations Accurate. The parties represent and warrant that the above Recitals are true and accurate. The foregoing Recitals are incorporated herein by reference.

2.           Status of Loan.  The Original Borrower and the Borrower: (a) ratify, confirm and acknowledge that the Loan Documents represent their valid and enforceable and collectible obligations, and that they do not have any existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto; and (b) acknowledge and agree that except as expressly set forth herein including, without limitation, Section 6 below, this Agreement in no way releases, relinquishes or otherwise affects the rights created by or arising under the Loan Documents.

3.       Modification.  In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Documents are amended as follows:

a.           The Loan Documents are amended to provide that any reference therein to a maturity date is hereby amended to reference a maturity date of the date six calendar months after the Maturity Date.

b.           The Original Note is amended to provide that all payments of interest must be paid-in-kind rather than in cash.

c.           The Original Note and Loan Documents are amended to provide that no principal payments shall be made or accepted in respect thereof prior to the Maturity Date.

4.       Assignment. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Borrower hereby assigns, transfers, conveys and sets over to the Borrower, all rights, duties, and obligations of the Original Borrower in and to the Loan Documents.

5.       Assumption. In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby assumes all rights, duties and obligations of the Original Borrower in and to the Loan Documents.

6.           Consent.  The Lender hereby consents to and approves the assumption by the Borrower of the obligations of the Original Borrower under the Loan Documents (the "Transfer and Assumption"), and hereby releases the Original Borrower from all duties and obligations of the Original Borrower in and under the Loan Documents (including, without limitation, all payment and performance obligations) and agrees that the Transfer and Assumption does not constitute an Event of Default under any Loan Document.  Notwithstanding the foregoing, the Lender's consent set forth herein shall not be deemed or construed as (i) a waiver or release of any provision of the Loan Documents in respect of the Borrower, or (ii) a consent to any amendment or extension of the Loan Documents or any subsequent assignment or transfer of any of the Loan Documents, except as expressly set forth herein.  The Original Borrower is and shall not be required to guaranty any obligations of the Borrower under the Loan Documents.

7.           Subordination.  Pursuant to the Subordination Agreement attached as Exhibit A hereto and in consideration of the extension of credit by the Senior Creditors to the Original Borrower and the Borrower, the Lender hereby subordinates to the Senior Creditors all indebtedness of the Borrower to the Lender in connection with the Loan Documents, now existing and hereafter arising, and all extensions and renewals thereof, in favor of the Obligations and the Borrower and the Original Borrower hereby accept and acknowledge such subordination.  The Lender, the Borrower and the Original Borrower agree to execute and deliver to Administrative Agent the Subordination Agreement.

8.           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Original Borrower, the Borrower, any subsidiary or any affiliate thereof to the Administrative Agent, any Senior Creditor, any affiliate of the Administrative Agent, or any Senior Creditor, or any indemnified person under the Credit Agreement, of any kind or nature, present or future, arising under the Credit Agreement, any collateral document, any swap agreement or any and all other instruments and documents executed and delivered in connection with the Credit Agreement (together such documents, the “Loan Documents”), whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Original Borrower, the Borrower, any subsidiary or any affiliate of the Original Borrower or the Borrower under the Credit Agreement or any other Loan Document.

“Maturity Date” means October 25, 2016, or such other date as consented to by the Borrower, the Original Borrower, the Administrative Agent and each Senior Creditor in the manner provided under and in Section 9.02(b) of the Credit Agreement; provided, that the Lender agrees any such change to the Maturity Date shall be automatically consented to by the Lender without any further action on its part..

9.           Integration.  The Original Borrower, the Borrower and the Lender acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated into this Agreement. No express or implied consent to any further modifications involving any of the matters set forth in the Loan Documents or this Agreement shall be inferred or implied by the Lender's execution of this Agreement. Any further modification of the Original Loan or of any Loan Document shall require the express written approval of the Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

10.         No Prejudice. Execution of this Agreement by the Lender shall be without prejudice to the Lender's rights at any time in the future, to exercise any and all rights conferred upon the Lender by any of the Loan Documents in accordance with their original terms except as amended herein.

11.         Authority. The Original Borrower, the Borrower and the Lender each hereby warrants and represents to the others that the persons executing this Agreement have full authority to execute this Agreement on their respective behalves and to bind them, as the case may be. In addition, the Original Borrower and the Borrower warrant and represent to the Lender that the execution and delivery by them of this Agreement and the performance hereunder has not and will not result in a breach of, or constitute a default under, any deed of trust, mortgage deed, lease, bank loan, credit arrangement, or other instrument or agreement to which the Original Borrower or Borrower are parties or by which the Original Borrower or the Borrower may be bound or affected.

12.     Information Furnished by the Borrower.  The Borrower represents and warrants to the Lender that all information and materials provided to the Lender by the Borrower for the Lender's consideration in underwriting and approving the assignment and this assumption are, to the best of their information and belief, true and complete and that the Lender is entitled to rely thereon.

13.     No Relationship Among Parties. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between or among the Original Borrower, the Borrower, and the Lender; and the Lender shall have no right or control or supervision, except as it may exercise under the rights and remedies provided in the Loan Documents.

14.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lender, the Original Borrower, and the Borrower and their respective successors and assigns.

15.     Governing Law and Choice of Venue. This Agreement is delivered in and shall be governed by and construed according to the substantive laws and judicial decisions of the State of New York (regardless of the place of business, residence, location or domicile of the parties hereto or any of their constituent partners or principals).  If there is a lawsuit, the Borrower and the Original Borrower agree upon the Lender's request to submit to the jurisdiction of the courts of the Borough of Manhattan, New York City, State of New York.

16.     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters contained herein and shall not be amended, modified or terminated except by a writing signed by all of the parties hereto. The provisions of this paragraph 15 may not be waived except by a written waiver.

17.     Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

18.     WAIVER OF JURY TRIAL.  THE ORIGINAL BORROWER, THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING:  (1) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (2) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF the undersigned have executed this Modification, Assignment and Assumption Agreement as of the date first set forth above.

Original Borrower:

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

By	/s/ William B. Collett, Jr.

Name:	William B. Collett, Jr.

Title:	CEO

Borrower:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By	/s/ William B. Collett, Jr.

Name:	William B. Collett, Jr.

Title:	CEO

Lender:

FREEDOM HOLDING, INC.,
a Delaware corporation

By	/s/ William B. Collett

Name:	William B. Collett

Title:	Chairman and CEO

EXHIBIT A

Form of Subordination Agreement